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                                                              EXHIBIT 10.4(a)(1)


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         This AMENDED AND RESTATED EMPLOYMENT AGREEMENT by and between CLARCOR Inc., a Delaware corporation (the "Corporation"), and ______________ ____________________ (the "Executive") is dated as of December 17, 2000.

                               W I T N E S S E T H

         WHEREAS, the Executive currently serves as ___________________________ of the Corporation and is entitled to certain benefits in the event of a Change of Control (as defined below) upon the terms and conditions set forth in the Employment Agreement between the Corporation and the Executive dated as of ______________ (the "Amended Agreement"); and

         WHEREAS, the Executive and the Corporation desire to amend and restate the Original Agreement as hereinafter provided to clarify certain terms and conditions of Executive's employment with the Corporation.

         NOW, THEREFORE, it is mutually agreed as follows:

                               Factual Background

         The Corporation wishes to attract and retain well-qualified executive and key personnel and to assure both itself and the Executive of continuity of management in the event of any actual or threatened Change of Control (as defined in Section 2) of the Corporation. To achieve this purpose, the Compensation Committee of the Board of Directors of the Corporation has considered and recommends that agreements should be entered into with such personnel, and in accordance with that recommendation, the Board of Directors (the "Board") has approved this Agreement as being in the best interests of the Corporation and its stockholders.

         1. Operation of Agreement. The "Effective Date of this Agreement" shall be the date on which a Change of Control occurs.

         2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

                  (a) The acquisition (other than from the Corporation) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of common stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Change of Control shall be deemed to have occurred for any acquisition by any corporation with respect to which, following such acquisition, more than 60% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of

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the then outstanding shares of common stock or the combined voting power of the
Corporation's then outstanding voting securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Corporation's then outstanding common stock and then outstanding voting securities, as the case may be;

                  (b) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (c) Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 60% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then outstanding voting securities, or

                  (d) Approval by the stockholders of the Corporation of a liquidation or dissolution of the Corporation or of the sale of all or substantially all of the assets of the Corporation.

         3. Employment. The Corporation hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Corporation, for the period commencing on the Effective Date of this Agreement and ending on the earlier to occur of the third anniversary of such date or the Executive's normal retirement date under the Corporation's retirement plans (the "Employment Period"), to exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive during the 90-day period immediately prior to the Effective Date of this Agreement, which services shall be performed at the location where the Executive was employed immediately prior to the Effective Date of this Agreement. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Corporation and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Corporation in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date of this Agreement, the continued conduct of such

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activities (or the conduct of activities similar in nature and scope thereto)
subsequent to the Effective Date of this Agreement shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Corporation.

         4. Compensation, Compensation Plans, Benefits and Perquisites. During the Employment Period, the Executive shall be compensated as follows:

                  (a) Executive shall receive an annual salary at a monthly rate at least equal to the highest monthly base salary paid or payable to the Executive by the Corporation during the 36 calendar months immediately prior to the Effective Date of this Agreement, with the opportunity for increases, from time to time thereafter, which are in accordance with the Corporation's regular practices. Annual salary shall not be reduced after any such increase, and the term "salary" as utilized in this Agreement shall refer to such annual salary as increased.

                  (b) Executive shall be eligible to participate on a reasonable basis in the Corporation's 1994 Incentive Plan, Key Management Incentive Plan and other bonus and incentive compensation plans (whether now or hereinafter in effect) which provide opportunities to receive compensation which are the greater of (i) the opportunities provided by the Corporation for executives with comparable duties or (ii) the opportunities under any such plans in which he was participating during the 90-day period immediately prior to the Effective Date of this Agreement.

                  (c) Executive shall be entitled to receive employee benefits and perquisites which are the greater of (i) the employee benefits and perquisites provided by the Corporation to executives with comparable duties or
(ii) the employee benefits and perquisites to which he was entitled during the 90-day period immediately prior to the Effective Date of this Agreement. Such benefits and perquisites shall include, but not be limited to, the benefits and perquisites included under the following:

                           CLARCOR Inc. Pension Plan
                           Retirement Savings Plan and Trust (401(k) Plan) Supplemental Retirement Plan
                           Executive Retirement Plan
                           Monthly Investment Plan
                           Dental Plan
                           Health Care Plan
                           Life Insurance Plan/Supplemental Life Insurance Plan Disability Plan
                           Automobile Plan

         5.       Termination.

                  (a) The term "Termination" shall mean termination by the Corporation of the employment of the Executive with the Corporation for any reason other than death, Disability or Cause (as defined below), or resignation of the Executive upon the occurrence of any of the following events:

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                           (i) A material adverse reduction in the nature or
         scope of the Executive's authority, duties or responsibilities from those referred to in Section 3, as determined in good faith by the Executive;

                           (ii) A relocation of more than 35 miles from (A) the Executive's workplace, or (B) the principal offices of the Corporation (if such offices are the Executive's workplace), in each case without the consent of the Executive;

                           (iii) A reduction in total compensation, compensation plans, benefits or perquisites from those provided in Section 4, or the breach by the Corporation of any other provision of this Agreement;

                           (iv) The failure of any successor to the Corporation to assume this Agreement or a material breach of the Agreement by the Corporation or its successors; or

                           (v) A good-faith determination by the Executive that as a result of a Change of Control and a change in circumstances thereafter significantly affecting his position, he is unable to exercise the authorities, powers, function or duties attached to his position and contemplated by Section 3 of the Agreement.

                  (b) Notwithstanding anything in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change of Control, and Executive reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control, then for all purposes of this Agreement, a Termination shall be deemed to have occurred, and the date of the Change of Control shall be deemed to mean the date immediately prior to the date of such termination of employment.

                  (c) For purposes of this Section 5, any good-faith determination made by the Executive shall be conclusive.

                  (d) The term "Cause" means fraud, misappropriation or intentional material damage to the property or business of the Corporation or commission of a felony.

                  (e) For purposes of this Agreement, Executive shall be deemed to have a "Disability" (and to be "Disabled") if he has been determined by the Incumbent Board (as defined in Section 2(b)) based on competent medical evidence, to have a physical or mental disability that renders him incapable, after reasonable accommodation by the Corporation, of performing his duties under this Agreement.

         6.       Termination Payments.

                  (a) In the event of a Termination of Executive during the Employment Period and subject to the provisions of Section 7 of this Agreement, the Corporation shall pay to the Executive and provide him with the following (the "Termination Payments");

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                           (i)  A lump-sum cash payment equal to three (3) times
         the sum of (A) the Executive's Base Salary (as defined below) plus (B) the Executive's Annual Bonus (as defined below);

                           (ii) A pro-rata share of the Annual Bonus (as defined below), based on the number of days worked in the bonus period during the year in which employment terminates;

                           (iii) Continued health and welfare benefits and perquisites for the three (3) year period following the Termination; and

                           (iv) A lump-sum cash payment equal to the present value of the Additional Pension Benefits (as defined below) the Executive would have received had the Executive remained employed by the Corporation for an additional three (3) years.

                  (b) For purposes of this Agreement, the following terms shall be defined as follows:

                           (i) "Base Salary" shall mean the amount in effect under paragraph 4(a) immediately prior to the date of Termination;

                           (ii) "Annual Bonus" shall mean the greater of (i) the Executive's target bonus for the year of Termination, or (ii) Executive's highest annual bonus received (determined without regard to any deferral thereof) during the three year period prior to the Termination; and

                           (iii) "Additional Pension Benefits" shall mean a lump-sum cash amount equal to the present value of the excess of (1) the actuarial equivalent of the benefit under the Corporation's Retirement Program if the Executive had continued to be employed and to be entitled to age and service credit for eligibility and benefit purposes during the 36-month period immediately following such termination (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Corporation's Retirement Program immediately prior to the date of termination), over (2) the aggregate benefit actually payable under the Retirement Program and any successor retirement program of the Corporation. For purposes of such calculation, the following assumptions shall apply: (1) that the Executive would continue to be compensated during the 36-month period following termination at an annual rate of compensation equal to that used to calculate the payments provided by paragraph 6(a)(i) above; (2) that the Executive is fully vested in the benefit payable under the Retirement Program; and (3) that the aggregate benefit that would have been paid under the Retirement Program is as of either the normal or early retirement date for which the Executive would have qualified, if the Executive were still employed on that date, whichever would produce the highest present value amount payable under this paragraph. Notwithstanding the foregoing, "Additional Pension Benefits" shall be reduced by the present value of the incremental benefit payable under the Corporation's Executive Retirement Plan by reason of an involuntary termination following a change in control.

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                           (iv)  "Retirement Program" shall include the
         Corporation's Pension Plan, Supplemental Pension Plan and Executive Retirement Plan.

                  (c) In the event of Termination of the Executive during the Employment Period, all options and restricted stock granted to the Executive outstanding immediately prior to the Termination shall, to the extent not then vested, fully vest. All such stock options become exercisable as of the date of the Termination, and Executive shall have the right to exercise any such stock option until the earlier to occur of (i) one (1) year from the date of Termination and (ii) the expiration date of such stock option as set forth in the agreement evidencing such option.

                  (d) If benefits or service credits or the right to accrue further benefits or service credits under any plan referred to in Section 4(b) or (c) shall not be payable or provided under such plan to the Executive, or his dependents, beneficiaries and estate because he is no longer an employee of the Corporation, the Corporation itself shall, to the extent necessary, pay or provide for payment of such benefits and service credits for such benefits to the Executive, his dependents, beneficiaries and estate.

                  (e) The Termination Payments payable under this Agreement shall be in lieu of and subject to offset for any termination, severance or similar payments and benefits provided under any employment agreement or severance plan or policy of the Corporation to which the Executive may be a party or under which he may be covered.

                  (f) The Corporation shall provide the Executive the opportunity to defer the receipt of any amounts payable under Section 6(a) hereunder (plus any other relevant sections) and under the Corporation's supplemental retirement plans to such date or dates as are reasonably chosen by the Executive pursuant to an election to so defer made by the Executive no later than 90 days prior to the date such payments would otherwise be due. Such deferred amounts shall appreciate at an annual rate equal to the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         7. Non-Competition; Non-Solicitation; and Confidentiality. The Executive agrees that:

                  (a) There shall be no obligation on the part of the Corporation to provide any further payments or benefits (other than benefits or payments already earned, accrued or paid) described in Section 6 if, (i) during the Employment Period, the Executive shall be employed by or otherwise engaged or be interested (other than as a passive investor in a publicly-owned entity) in any business which directly competes with any business of the Corporation or of any of its subsidiaries at such time and (ii) such employment or activity is likely to cause, or causes, serious damage to the Corporation or any of its subsidiaries at such time;

                  (b) Executive covenants and agrees that during the Employment Period, Executive shall not (i) directly or indirectly solicit or encourage any person to leave his/her employment with the Corporation or assist in any way with the hiring of any employee of the Corporation by any other business; and/or
(ii) solicit business from, or sell to, any of the Corporation's clients or customers or any other person, firm or corporation to whom the

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Corporation has sold products or services where such solicitation or sale would involve the sale of products or services competitive with those sold by the Corporation;

                  (c) During and after the Employment Period, he shall retain in confidence any confidential information known to him concerning the Corporation and its subsidiaries and their respective businesses. The term confidential information does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Executive;
(ii) was readily available to the Executive on a nonconfidential basis prior to its disclosure to the Executive by the Corporation; (iii) was already lawfully in the Executive's possession as evidenced by records kept in the ordinary course of business or by proof of actual prior possession; or (iv) becomes available to the Executive on a nonconfidential basis from a source other than the Corporation provided that such source is not known by the Executive to be bound by a confidentiality agreement or obligation with the Corporation or one of its representatives. Notwithstanding the foregoing, a breach by the Executive of this Section 7(c) shall not be used to set-off or delay amounts payable under this Agreement; and

                  (d) Executive acknowledges and agrees that irreparable harm would result from any breach or threatened breach by Executive of the provisions of this Agreement, and monetary damages alone would not provide adequate relief for any such breach. Accordingly, if Executive breaches this Agreement, injunctive relief in favor of the Corporation is proper without the necessity of the Corporation posting bond. Moreover, any award of injunctive relief shall not preclude the Corporation from seeking or recovering any lawful compensatory damages which may have resulted from a breach of this Agreement, including a forfeiture of any payments not made and a return of any payments already received.

         8. No Obligation to Mitigate Damages. The Executive shall not be obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's obligations under this Agreement.

         9. Certain Additional Payments by the Corporation. The Corporation agrees that:

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") is an excess parachute payment which would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. Notwithstanding the foregoing or other provisions of this Section 9, in the event that the amount of parachute payments paid or payable to Executive do not exceed Executive's

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safe harbor (determined pursuant to Section 280G of the Code) by at least ten percent (10%), then the additional payment described in this Section 9 shall not be paid and the termination payments payable to Executive hereunder shall be reduced such that no amounts paid or payable to Executive hereunder shall be deemed to constitute parachute payments subject to excise tax under Section 4999 of the Code.

                  (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment or a reduction in the termination payments is required and the amount of such Gross-Up Payment or reduction and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Corporation to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive (whether or not as a result of a reduction in the termination payments), it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty, which opinion shall also include a detailed calculation of any reduction in the termination payments. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

                  (c) The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

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                           (i)    give the Corporation any information
         reasonably requested by the Corporation relating to such claim,

                           (ii) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

                           (iii) cooperate with the Corporation in good faith in order effectively to contest such claim, and

                           (iv) permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of Section 9(c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to
Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance

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shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         10. Full Settlement. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. The Corporation agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Corporation, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

         11. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at _________________, _________ or at the last address he has filed in writing with the Corporation or, in the case of the Corporation, at its principal executive offices.

         12. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

         13. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois without regard to any conflict of laws provision thereof.

         14. Amendment. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person, and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

         15. Arbitration. Any dispute or controversy between the Corporation and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Corporation and the Executive, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected by the then President of the Chicago Bar Association. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional,

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injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, or as required by law, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Corporation and the Executive. The Corporation and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Chicago, Illinois or such other location to which the parties may agree. The Corporation shall pay the costs of any arbitrator appointed hereunder.

         16.      Successors.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns.

                  (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. Any failure by the Corporation to comply with and satisfy this Section 16(c) shall constitute a Termination as provided in
Section 5 of this Agreement, provided that such successor has received at least ten days' prior written notice from the Corporation or the Executive of the requirements of this Section 16(c).

         17. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         18. "At Will." The Executive and the Corporation acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Corporation, the employment of the Executive by the Corporation is "at will" and, prior to the Effective Date of this Agreement and except as otherwise provided herein, may be terminated by either the Executive or the Corporation at any time. Moreover, except as provided in Section 5(b) above, if prior to the Effective Date of this Agreement, (i) the Executive's employment with the Corporation terminates or (ii) the Executive ceases to be an officer of the Corporation, then the Executive shall have no further rights under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.



                                    ____________________________________________
                                    Name:
                                    Title:


                                    CLARCOR Inc.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:



ATTEST:

------------------------------
Secretary

(Seal)


                                      -13-